UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2018

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South Hope Street 25th Floor Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

(213) 613-3333

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Compensation for Named Executive Officers for 2018

On February 16, 2018, the Compensation Committee of our Board of Directors established base salaries, annual performance award targets and long-term equity incentive award targets for 2018 for our named executive officers (listed below) whose compensation was disclosed in the Proxy Statement for our 2017 Annual Meeting of Stockholders.

Name	Base Salary	Annual Performance Award Target	Long-Term Equity Incentive Award Target
Robert E. Sulentic	$1,000,000	$2,000,000	$6,800,000
President and Chief Executive Officer
James R. Groch	$770,000	$1,155,000	$3,000,000
Chief Financial Officer and Global Director of Corporate Development
T. Ritson Ferguson	$800,000	$1,200,000	$1,600,000
Chief Executive Officer—CBRE Global Investors
Michael J. Lafitte	$735,000	$1,100,000	$2,660,000
Global Group President
Calvin W. Frese, Jr.	$700,000	$1,050,000	$2,320,000
Global Group President
William F. Concannon	$700,000	$1,050,000	$2,320,000
Global Group President and Chief Executive Officer—Global Workplace Solutions

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2018	CBRE GROUP, INC.

	By:	/s/ ARLIN E. GAFFNER
Arlin E. Gaffner
Senior Vice President and Chief Accounting Officer